Exhibit 99.1

NEWS RELEASE Contact: Jim Albrecht, Chief Financial Officer Email: ir@Globalscape.com Contact: Jim Fanucchi, Summit IR Group, Inc. Phone number: (408) 404-5400 Email: ir@Globalscape.com

Globalscape Announces Financial Results for the Fourth Quarter 2012 and 2012 Fiscal Year

Reports Record Annual Revenue of $23.4 Million

SAN ANTONIO, Texas — March 12, 2013 — GlobalSCAPE, Inc. (NYSE MKT: GSB), a leading developer of secure information exchange solutions, today announced its financial results for fiscal year 2012 and the three month period ended December 31, 2012.

Revenue for fiscal year 2012 was $23.4 million, a 12 percent increase over fiscal year 2011 revenue of $20.9 million. Revenue for the three months ended December 31, 2012, was $6.2 million, a 21% increase over revenue of $5.1 million for the three months ended December 31, 2011.

The Company’s deferred revenue, which the Company believes can be an indicator of future revenue trends, grew to $9.8 million at December 31, 2012, compared to $7.6 million at December 31, 2011, a 28% increase.

For fiscal year 2012, the Company had a net loss of $1.8 million, or ($0.10) per share. This net loss resulted primarily from a $3.3 million, non-cash impairment charge related to the Company’s investment in and notes receivable from CoreTrace Corporation, which was partially offset by a $1.3 million non-cash credit to income related to a previously recorded liability for a potential earn out payment associated with the acquisition of TappIn, Inc. that will not have to be paid. Excluding these infrequent items that occurred only in fiscal year 2012, the Company had non-GAAP net income of $121,000, or $0.01 per share. The Company’s comparable net income for fiscal year 2011 on both a GAAP and non-GAAP basis was $635,000, or $0.04 per basic common share.

For the three months ended December 31, 2012, the Company had net income of $1.3 million, or $0.07 per share. This result includes the $1.3 million non-cash credit to income, which is an infrequent item related to the previously recorded liability for a potential earn out payment associated with the acquisition of TappIn, Inc. that will not have to be paid. Excluding this infrequent item, the Company had a net loss on a non-GAAP basis for the three months ended December 31, 2012, of $36,000, or ($0.00) per share. For the three months ended December 31, 2011, the Company had a net loss of $505,000, or ($0.03) per share.

Adjusted EBITDA Excluding Infrequent Items was $2.7 million for fiscal year 2012 compared to $2.6 million for fiscal year 2011. Adjusted EBITDA Excluding Infrequent Items was $929,000 for the three months ended December 31, 2012, compared to ($115,000) for the three months ended December 31, 2011.

Amounts reported on a non-GAAP basis and Adjusted EBITDA Excluding Infrequent Items are not measures of financial performance under GAAP. Non-GAAP financial measurements and Adjusted EBITDA Excluding Infrequent Items have limitations as analytical tools and when assessing the Company’s operating performance. Non-GAAP financial measurements and Adjusted EBITDA Excluding Infrequent Items should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with GAAP.

Net cash provided by operating activities was $3.8 million for fiscal year 2012 compared to $2.8 million for fiscal year 2011. This cash flow performance allowed the Company to pay a special cash dividend of $0.07 per share in December 2012 and end the year with over $8 million of cash and $3 million of long term investments at December 31, 2012.

“Our continued revenue growth and strong cash flow performance demonstrates the strength of our solution portfolio, particularly our Enhanced File Transfer platform, and also reflects increased maintenance and support contract revenue across the majority of our product lines.” said Craig Robinson, President and Chief Executive Officer of Globalscape. “I look forward to continued growth and increased profitability for fiscal year 2013.”

Conference Call March 12, 2013 at 4:30 p.m. ET

Globalscape management will hold a conference call Tuesday, March 12, 2013 to discuss financial results for the fourth quarter of 2012 and the fiscal year as a whole as well as other corporate matters at 4:30 p.m. Eastern Time/3:30 p.m. Central Time. Those wishing to join should dial 1-877-941-8416 and use Conference ID # 4606251. A live webcast of the conference call will also be available in the investor relations page of the company’s website at www.Globalscape.com. A webcast replay of the conference call will be available on the Company’s website through April 13, 2013.

About Globalscape

San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE MKT: GSB) is a leading provider of secure information exchange capabilities for enterprises and consumers through the development and distribution of software, delivery of managed and hosted solutions, and provision of associated services. The Company’s solution portfolio facilitates transmission of critical information such as financial data, medical records, customer files, vendor files, personnel files and other similar documents between diverse and geographically separated network infrastructures while supporting a range of information protection approaches to meet privacy and other security requirements. These products provide the ability to monitor these activities, as well as access the underlying data, securely and flexibly through a wide range of network-enabled, mobile devices, including tablets and smartphones. The Company has thousands of enterprise customers and more than one million individual consumers in over 150 countries. For more information, visit www.Globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” “believe,” “steady,” “dramatic,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2011 calendar year, filed with the Securities and Exchange Commission on March 29, 2012.

Summary Financial Data

GlobalSCAPE, Inc.

Statements of Operations

(Unaudited)

(in thousands, except per share amounts)

	Three months ended December 31,		For the Year Ended December 31,
	2012	2011	2012	2011
Operating Revenues:
Software license	$2,231	$2,022	$9,447	$9,149
Maintenance and support	3,108	2,491	11,298	9,424
Professional services	534	406	1,547	1,772
Others	326	204	1,080	549

Total Revenues	6,199	5,123	23,372	20,894
Operating Expenses:
Cost of revenues	334	374	1,296	1,723
Selling, general and administrative expenses	4,270	4,310	16,801	14,466
Research and development expenses	870	765	3,531	3,124
Affiliated entity asset impairment	0	0	3,264	0
TappIn earnout liability not earned	(1,343)	0	(1,343)	0
Depreciation and amortization	266	220	1,217	790

Total operating expenses	4,397	5,669	24,766	20,103

Income (loss) from operations	1,802	(546)	(1,394)	791
Other income (expense)	(51)	(10)	(189)	13

Income (loss) before income taxes	1,751	(556)	(1,583)	804
Provision (benefit) for income taxes	444	(51)	217	169

Net (loss) income	$1,307	$(505)	$(1,800)	$635

Net income (loss) per common share—basic	$0.07	$(0.03)	$(0.10)	$0.04
Net income (loss) per common share—diluted	$0.07	$(0.03)	$(0.10)	$0.03
Average shares outstanding:
Basic	18,421	18,262	18,358	18,081
Diluted	18,959	18,262	18,358	18,747

GlobalSCAPE, Inc.

Balance Sheets

(Unaudited)

In thousands except per share amounts.

	December 31,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$8,079	$8,861
Accounts receivable (net of allowance for doubtful accounts of $171 and $170 on December 31, 2012 and December 31, 2011 respectively)	3,350	3,433
CoreTrace receivable	—	761
Federal income tax receivable	—	244
Current deferred tax assets	177	938
Prepaid expenses	426	239

Total current assets	12,032	14,476
Fixed assets, net	1,202	1,067
Long-term investments	3,060	3,000
Investment in affiliated entity	—	2,278
Intangible assets, net	4,006	4,815
Goodwill	12,712	12,712
Deferred tax asset	535	—
Other assets	41	30

Total assets	$33,588	$38,378

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$432	$591
Accrued expenses	1,353	1,396
Deferred revenue	8,293	6,248
Income taxes payable	46	—
Tappin earn out, current portion	500	3,303
Long term debt, current portion	1,335	1,276

Total current liabilities	11,959	12,814
Deferred revenue, non-current portion	1,480	1,384
TappIn earn out, non-current portion	3,694	3,694
Long-term debt. non-current portion	4,389	5,724
Deferred tax liability	—	573
Other long term liabilities	62	53
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 10,000,000 authorized, no shares issued or outstanding	—	—
Common stock, par value $0.001 per share, 40,000,000 authorized, 18,846,547 and 18,691,947 issued December 31, 2012 and December 31, 2011	19	19
Additional paid-in capital	14,435	13,478
Treasury stock, 403,581 shares, at cost, at December 31, 2012 and December 31, 2011	(1,452)	(1,452)
Retained earnings	(998)	2,091

Total stockholders’ equity	12,004	14,136

Total liabilities and stockholders’ equity	$33,588	$38,378

GlobalSCAPE, Inc.

Statements of Cash Flows

(Unaudited)

(in thousands)

	For the year ended December 31,
	2012	2011
Operating Activities:
Net (loss) income	$(1,800)	$635
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense (recoveries)	68	(62)
Depreciation and amortization	1,217	790
Stock-based compensation	915	1,003
Deferred taxes	(347)	(352)
Excess tax deficiency (benefit) from exercise of share based compensation	28	13
Affiliated entity asset impairment	3,264	—
TappIn earnout liability not earned	(1,343)	—
Other	40	—
Changes in operating assets and liabilities:
Accounts receivable	(60)	(78)
CoreTrace receivable	(150)	(463)
Prepaid expenses	(187)	108
Federal income tax	262	(52)
Other assets	(11)	—
Accounts payable	(159)	341
Accrued expenses	(43)	1
Deferred revenues	2,141	690
Other long-term liabilities	9	252

Net cash provided by operating activities	3,844	2,826

Investing Activities:
Software development costs	(330)	—
Purchase of property and equipment	(213)	(201)
Purchase of TappIn, Inc.	(1,500)	(9,190)
Purchase of short-term investments	—	—
Interest on long-term investments	(60)	—
Purchase of long-term investments	—	(3,000)

Net cash provided by (used in) investing activities	(2,103)	(12,391)
Financing Activities:
Proceeds from exercise of stock options	70	352
Tax deficiency (benefit) from stock-based compensation	(28)	(13)
Notes payable principle payments	(1,276)	—
Proceeds from note payable		7,000
Dividends paid out	(1,289)	—

Net cash provided by (used in) financing activities	(2,523)	7,339
Net (decrease) increase in cash	(782)	(2,226)
Cash at beginning of period	8,861	11,087

Cash at end of period	$8,079	$8,861

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$294	$—

Income taxes	$271	$1,225

Noncash—TappIn earn out	$—	$6,997

GlobalSCAPE, Inc.

Adjusted EBITDA Excluding Infrequent Items

(Unaudited)

(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Net income (loss)	1,307	(505)	(1,800)	635
Add (subtract) items to determine adjusted EBITDA excluding infrequent items:
Income tax expense	444	(51)	217	169
Other expense	51	10	189	(13)
Depreciation and amortization	266	220	1,217	790
Affiliated entity asset impairment	—	—	3,264	—
TappIn earnout liability	(1,343)	—	(1,343)	—
Stock-based compensation expense	204	211	915	1,003

Adjusted EBITDA excluding infrequent items	$929	$(115)	$2,659	$2,584

Adjusted EBITDA [Earnings before Interest, Taxes, Total Other Income (Expense), Depreciation, and Amortization (including amortized stock-based compensation expense)] Excluding Infrequent Items is not a measure of financial performance under generally accepted accounting principles and should not be considered a substitute for net income. Adjusted EBITDA Excluding Infrequent Items has limitations as an analytical tool and when assessing our operating performance. Adjusted EBITDA Excluding Infrequent Items should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with generally accepted accounting principles.

GlobalSCAPE, Inc.

Reconciliation of GAAP Net Loss to Non-GAAP

Net Loss:

(Unaudited)

(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Non-GAAP Net Income (Loss)
GAAP net income (loss)	1,307	(505)	(1,800)	635
Affiliated entity asset impairment	0	0	3,264	0
TappIn earnout liability not earned	(1,343)	0	(1,343)	0

Non-GAAP net income (loss)	$(36)	$(505)	$121	$635

Non-GAAP Earnings Per Share
Non-GAAP net income (loss)	$(36)	$(505)	$121	$635
Weighted average share outstanding:
Basic	18,421	18,262	18,358	18,081
Diluted	18,959	18,262	19,016	18,747
Non-GAAP net income (loss) per common share:
Basic	$(0.00)	$(0.03)	$0.01	$0.04
Diluted	$(0.00)	$(0.03)	$0.01	$0.03

Non-GAAP net income is not a measure of financial performance under generally accepted accounting principles and should not be considered a substitute for net income. Non-GAAP net income has limitations as an analytical tool and when assessing our operating performance. Non-GAAP net income should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with generally accepted accounting principles.